EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-63300, 333-63302, 333-49446, 333-46850, 333-38182, 333-34874, 333-33348, 333-86367, 333-82109, 33-63796, 33-83700, 333-06921, 333-61053, 333-66245) and the Prospectuses constituting part of Form S-3 (Nos. 333-38180, 333-83690) of Wind River Systems, Inc of our report dated February 24, 2003 except as to certain subsequent events as described in Note 16, which is as of April 23, 2003 relating to the Consolidated Financial Statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 29, 2003